Exhibit 5.1

Asia Pacific

Bangkok

Beijing

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta*

Kuala Lumpur*

Manila*

Melbourne

Shanghai

Singapore

Sydney

Taipei

Tokyo

Europe, Middle East & Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Doha

Dusseldorf

Frankfurt/Main

Geneva

Istanbul*

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

Latin America

Bogota

Brasilia*

Buenos Aires

Caracas

Guadalajara

Juarez

Mexico City

Monterrey

Porto Alegre*

Rio de Janeiro*

Santiago

Sao Paulo*

Tijuana

Valencia

North America

Chicago

Dallas

Houston

Miami

New York

Palo Alto

San Diego

San Francisco

Toronto

Washington, DC

* Associated Firm

Baker & McKenzie LLP
100 New Bridge Street
London EC4V 6JA
United Kingdom

Tel: +44 (0)20 7919 1000
Fax: +44 (0)20 7919 1999
DX No: 233 Chancery Lane
www.bakermckenzie.com

Our ref: HB 50134971
Your ref:
Direct line: +44 (0)20 7919 1819

Helen.Bradley@bakermckenzie.com

1 July 2016

Cardtronics plc
Building 4, 1st Floor Trident Place
Mosquito Way, Hatfield
Hertfordshire, AL10 9UL
United Kingdom

Dear Sirs

Post-Effective Amendment No. 1 to Registration Statement on Form S-3 — Cardtronics plc

1. INTRODUCTION

In our capacity as English legal advisers to Cardtronics plc, a public limited company formed under English law (“Cardtronics plc”), we have been asked to give an opinion on certain matters relating to the Cardtronics plc.

We are giving this opinion in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Reg. No. 333-210455) (as amended, the “Registration Statement”) to be filed under the United States Securities Act of 1933, as amended (the “Securities Act”), with the United States Securities and Exchange Commission (“SEC”), in connection with a merger transaction between Cardtronics, Inc., a Delaware corporation (“Cardtronics Delaware”), and CATM Merger Sub LLC, a Delaware limited liability company, with Cardtronics Delaware surviving the merger as an indirect, wholly-owned subsidiary of Cardtronics plc (the “Merger”). After the effective time of the Merger, holders of the common stock of Cardtronics Delaware, par value US$0.0001 per share (“Cardtronics Delaware Common Stock”), other than those shares of Cardtronics Delaware Common Stock held by Cardtronics Delaware in treasury or by any subsidiaries of Cardtronics Delaware (other than any shares held for the benefit of any employee or director benefit plan), will receive (on a one-for-one basis) Class A Ordinary Shares, nominal value US$0.01 per share (the “Ordinary Shares”) in the share capital of Cardtronics plc.

The Registration Statement relates to the registration for issuance, offering, sale and delivery from time to time of securities of, among others, Cardtronics plc,

Baker & McKenzie LLP is a limited liability partnership registered in England and Wales with registered number 0C311297. A List of members’ names is open to inspection at its registered office and principal place of business, 100 New Bridge Street, London EC4V 6JA.

Baker & McKenzie LLP is authorised and regulated by the Solicitors Regulation Authority of England and Wales. Further information regarding the regulatory position is available at http://www.bakermckenzie.com/london/regulatoryinformation.

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

Cardtronics Delaware and certain subsidiaries of Cardtronics plc, and an indeterminate number of Ordinary Shares (collectively, the “New Shares”).

We have been asked by Cardtronics plc to give this opinion and have taken instructions in this regard solely from Cardtronics plc.

2. SCOPE

This letter is limited to English law as applied by the English courts as at the date of this letter and shall be governed by and construed in accordance with English law.  We have made no investigation of the laws of any jurisdiction other than those of England and we do not express or imply any opinion as to the laws of any jurisdiction other than those of England.  We do not express any opinion on European Community law as it affects any jurisdiction other than England.  We express no opinion as to matters of fact.

The opinions in this letter are limited to the matters stated herein and do not extend to, and are not to be read as extending by implication to, any other matter.

3. DOCUMENTS

For the purpose of giving this opinion we have examined the following documents:

3.1                               a copy of the certificate of incorporation of Cardtronics plc dated 11 March 2016 and the certificate of incorporation on re-registration of a private company as a public company of Cardtronics plc dated 27 June 2016, in each case attached to the Certificate (as defined and referenced in paragraph 3.8 below);

3.2                               a copy of the current articles of association of Cardtronics plc, as approved pursuant to a special resolution on 29 June 2016, in force as per the effective time of the Merger and attached to the Certificate;

3.3                               a copy of the articles of association of Cardtronics plc in force on 29 June 2016, attached to the Certificate;

3.4                               a copy of the minutes of the annual general meeting passed by the sole member of Cardtronics plc on 29 June 2016, authorising the directors of Cardtronics plc for the purposes of section 551 Companies Act 2006 to exercise all the powers of Cardtronics plc to: (i) allot Ordinary Shares in Cardtronics plc up to an aggregate nominal amount of US$620,000 in connection with the Merger; and (ii) allot shares and to grant rights to subscribe for or convert any securities in Cardtronics plc up to a maximum aggregate nominal amount of US$620,000, in each case for a period expiring five years from the date of the resolutions and disapplying section 561 of the Companies Act 2006, as required in relation to the authority under sub-paragraph (ii) (the “Member’s Resolutions”), attached to the Certificate;

3.5                               a copy of the written resolutions of the board of directors of Cardtronics plc (the “Board”) dated 29 June 2016 (the “Board Resolutions”), attached to the Certificate;

3.6                               the minute books of directors’ and members’ meetings of Cardtronics plc;

3.7                               the register of members of Cardtronics plc, attached to the Certificate; and

3.8                               a certificate addressed to us from M. Dilshad Kasmani, being the company secretary of Cardtronics plc, dated 30 June 2016 and the documents attached as exhibits thereto (the “Certificate”).

In addition, we carried out an on-line search through the Companies House Direct Service on 30 June 2016 timed at 11:47 a.m. of information available for inspection about Cardtronics plc (the “Search”) which revealed no order or resolution to wind up Cardtronics plc and no notice of the appointment of an administrator or receiver. We made an enquiry to the Companies Court in London at or about 11:47 a.m. on 30 June 2016 (the “Enquiries”) and were told that there were no entries against Cardtronics plc on the registers of administration and winding up petitions.

Except as noted above, we have not made any enquiries or searches concerning Cardtronics plc or examined any contracts or other documents entered into by or affecting Cardtronics plc.

4.                                      ASSUMPTIONS

For the purpose of this opinion we have assumed (without making any investigation) that:

4.1                               all documents submitted to us as originals are genuine, authentic and complete;

4.2                               all documents submitted to us in electronic form or via facsimile transmission or as photocopies or other copies of originals conform to the originals and are authentic and complete and all such documents remain accurate and up to date and have not been amended, nor any provision thereof varied or waived as at the date of this opinion;

4.3                               any signatures and seals on the documents reviewed by us are genuine, were duly applied to the relevant documents and where necessary were properly witnessed;

4.4                               all statements contained in the Certificate are accurate and not misleading and will remain complete, accurate and not misleading as at the date(s) of any future allotment and issue of New Shares;

4.5                               any allotment and issue of New Shares will be duly made in accordance with the articles of association of Cardtronics plc as in force at the time of such allotment and issue, the Companies Act 2006 and any relevant authority given by the members of Cardtronics plc in a general meeting to allot such New Shares;

4.6                               there have been no amendments to the minute books and register of members examined by us, that the minute books are an accurate and complete record of all directors’ and members’ resolutions passed since the incorporation of Cardtronics plc to the date hereof, that all such resolutions were duly passed at properly convened meetings of the directors or members (as the case may be), or otherwise in accordance with the articles of association of Cardtronics plc then in force, and have not been amended or rescinded and are in full force and effect and are not so amended or rescinded after the date hereof, and that the register of members is and will be kept accurate and updated in accordance with the Companies Act 2006;

4.7                               the Member’s Resolutions were duly passed at a properly convened meeting of members in accordance with the articles of association of Cardtronics plc as in force at such time, and have not been amended or rescinded, are in full force and effect and will not be revoked or varied prior to the date(s) of any subsequent allotment and issue of New Shares;

4.8                               the results of the Search as produced to us are a true and complete copy of the file of records maintained at the Companies Registry concerning Cardtronics plc, such file was complete, accurate and up-to-date at the time of that Search and there has been or will have been no alteration in the status or condition of Cardtronics plc since the date of the Search;

4.9                               the information disclosed in response to our Enquiries was accurate at the time of such Enquiries and such response did not fail to disclose any matters which it should have disclosed and which are relevant for the purposes of this opinion and since the time of the Enquiries there has been, and at the date(s) of any allotment and issue of New Shares, there will have been no alteration in the status or condition of Cardtronics plc as represented in such response;

4.10                        as of the date of this opinion and at the time of any allotment and issue of New Shares, Cardtronics plc has not passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up or dissolution of Cardtronics plc, no application has been presented or order made by a court for the administration of Cardtronics plc, no documents have been filed with the court for the appointment of an administrator in respect of Cardtronics plc nor has any notice of intention to appoint an administrator been given in respect of Cardtronics plc and no receiver, trustee, administrator, administrative receiver or similar officer has been appointed in any jurisdiction in relation to Cardtronics plc or any of its assets or revenues which, in any such case, has not been revealed by the Search and Enquiries and no other form of proceeding has been instituted or steps taken for the winding-up, dissolution, administration or receivership of Cardtronics plc of for any similar purpose under the laws of any applicable jurisdiction;

4.11                        the consideration for the allotment and issue of New Shares will not be less than the nominal value of such New Shares;

4.12                        the directors at the time of any allotment and issue of New Shares will be duly authorised pursuant to the articles of association of Cardtronics plc as in force at the time of such allotment and issue, the Companies Act 2006 and any relevant authority given by the members of Cardtronics plc in a general meeting to allot such New Shares;

4.13                        prior to the allotment and issue of any New Shares, the Board or a duly authorised and constituted committee of the Board will resolve to allot and issue such New Shares;

4.14                        New Shares will have been, on allotment and issue, fully paid up in cash in accordance with the Companies Act 2006;

4.15                        the name of the relevant allottee and the number of New Shares allotted will be duly entered in the register of members of Cardtronics plc;

4.16                        at the time of any future allotment and issue of New Shares, such Ordinary Shares will have been allotted and issued so as not to violate any applicable law;

4.17                        there has been no bad faith, breach of duty, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of Cardtronics plc in relation to any allotment and issue of New Shares; and

4.18                        there are no provisions of the laws of any jurisdiction outside England and Wales which would have any implication for the opinions we express.

5.                                      OPINIONS

Based upon and subject to the assumptions and qualifications set out in this opinion and having regard to such legal considerations as we have deemed relevant, we are of the opinion that, when New Shares are allotted and issued in conformity with the articles of association of Cardtronics plc in force at the time of such allotment and issue, and so as not to violate any applicable law and upon full payment of the agreed cash consideration therefore as contemplated by the Registration Statement, such New Shares will be validly issued, fully paid and non-assessable.

The term non-assessable has no recognised meaning in English law but for the purposes herein the term means that under the Companies Act 2006, the articles of association of Cardtronics plc and any resolution taken under the articles of association of Cardtronics plc approving the issuance of New Shares, no holder of such New Share is liable, solely because of such holder’s status as a holder of such New Share, for additional assessments or calls on the security by the Company or its creditors.

6.                                      QUALIFICATIONS

The opinions expressed in this letter are subject to the following qualifications.

6.1                               It should be noted that:

(a)                                 a search at the Companies Registry is not capable of revealing whether or not a winding-up petition or an application for the making of an administration order has been presented or whether or not any documents have been filed with the court for the appointment of an administrator or any notice of intention to appoint an administrator has been given;

(b)                                 notice of a winding-up order or resolution, notice of an administration order and notice of the appointment of a receiver or administrator may not be filed at the Companies Registry immediately and there may be a delay in the relevant notice appearing on the file of Cardtronics plc concerned;

(c)                                  a telephone or online enquiry of the Central Index relates only to compulsory winding-up and to the appointment of an administrator by an administration order of the court and is not conclusively capable of revealing whether or not a petition in respect of a compulsory winding up, or an application for an administration order, has been presented since there may be a delay in notice of such a petition or, as the case may be, application being entered on the records of the Central Index and a petition or application presented to a County Court may not have been notified to the Central Index and so may not appear on the records at all; and

6.2                               It should be noted that the register of members of Cardtronics plc shows the legal ownership of Cardtronics plc’s shares but is not required to record the beneficial ownership of such shares or any trust affecting them nor the existence of any mortgage, charge, pledge, lien or other encumbrance or adverse interest; accordingly we express no opinion on the beneficial ownership of Cardtronics plc’s shares or on the existence or absence of any such other matters.

This opinion is given only by Baker & McKenzie LLP, an English limited liability partnership, and not by or on behalf of Baker & McKenzie International (a Swiss Verein) or any other member or associated firm thereof.  In this opinion the expressions “we,” “us,” “our” and like expressions should be construed accordingly.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed by Cardtronics plc, Cardtronics Delaware and certain other subsidiaries of Cardtronics plc and to the use of this firm’s name in such Registration Statement.

In giving such consent we do not admit that we come within the category of persons whose consent is required under section 7 of the Securities Act and the rules and regulations of the SEC issued thereunder.

Yours faithfully

/s/ BAKER & McKENZIE LLP

BAKER & McKENZIE LLP